Exhibit 4.1

Execution Version

PACIFICORP

(An Oregon Corporation)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(as successor to The Bank of New York Mellon)

As Trustee under PacifiCorp’s

Mortgage and Deed of Trust,

Dated as of January 9, 1989

Thirty-Third Supplemental Indenture

Dated as of December 1, 2022

Supplemental to PacifiCorp’s Mortgage and Deed of Trust

Dated as of January 9, 1989

This Instrument Grants a Security Interest by a Transmitting Utility

This Instrument Contains After-Acquired Property Provisions

THIRTY-THIRD SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1st day of December, 2022, made and entered into by and between PACIFICORP, a corporation of the State of Oregon, whose address is 825 NE Multnomah Street, Portland, Oregon 97232 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Bank of New York Mellon), a national banking association whose address is 333 South Hope Street, Suite 2525, Los Angeles, California 90071 (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of January 9, 1989, as heretofore amended and supplemented (hereinafter called the “Mortgage”), is executed and delivered by the Company in accordance with the provisions of the Mortgage, this indenture (hereinafter called the “Thirty-Third Supplemental Indenture”) being supplemental thereto.

WHEREAS, the Mortgage was or is to be recorded in the official records of the States of Arizona, California, Colorado, Idaho, Montana, New Mexico, Oregon, Utah, Washington and Wyoming and various counties within such states, which counties include or will include all counties in which this Thirty-Third Supplemental Indenture is to be recorded; and

WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof; and

WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Company has executed, delivered, recorded and filed supplemental indentures as follows:

Dated as of
First	March 31, 1989
Second	December 29, 1989
Third	March 31, 1991
Fourth	December 31, 1991
Fifth	March 15, 1992
Sixth	July 31, 1992
Seventh	March 15, 1993
Eighth	November 1, 1993
Ninth	June 1, 1994
Tenth	August 1, 1994
Eleventh	December 1, 1995
Twelfth	September 1, 1996
Thirteenth	November 1, 1998
Fourteenth	November 15, 2001
Fifteenth	June 1, 2003
Sixteenth	September 1, 2003
Seventeenth	August 1, 2004
Eighteenth	June 1, 2005
Nineteenth	August 1, 2006
Twentieth	March 1, 2007
Twenty-First	October 1, 2007
Twenty-Second	July 1, 2008
Twenty-Third	January 1, 2009
Twenty-Fourth	May 1, 2011
Twenty-Fifth	January 1, 2012
Twenty-Sixth	June 1, 2013
Twenty-Seventh	March 1, 2014
Twenty-Eighth	June 1, 2015
Twenty-Ninth	July 1, 2018
Thirtieth	March 1, 2019
Thirty-First	April 1, 2020
Thirty-Second	July 1, 2021

and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds entitled and designated First Mortgage and Collateral Trust Bonds or First Mortgage Bonds, as the case may be, of the series and in the principal amounts as follows:

	Series	Due Date	Aggregate Principal Amount Issued	Aggregate Principal Amount Outstanding [1]
First	10.45% Series due January 9, 1990	1/9/90	$500,000	$0
Second	Secured Medium-Term Notes, Series A	various	250,000,000	0
Third	Secured Medium-Term Notes, Series B	various	200,000,000	0
Fourth	Secured Medium-Term Notes, Series C	various	300,000,000	0
Fifth	Secured Medium-Term Notes, Series D	various	250,000,000	0
Sixth	C-U Series	various	250,432,000	0
Seventh	Secured Medium-Term Notes, Series E	various	500,000,000	9,000,000
Eighth	6 3/4% Series due April 1, 2005	4/1/2005	150,000,000	0
Ninth	Secured Medium-Term Notes, Series F	various	500,000,000	140,000,000
Tenth	E-L Series	various	71,200,000	0
Eleventh	Secured Medium-Term Notes, Series G	various	500,000,000	100,000,000
Twelfth	Series 1994-1 Bonds	various	216,470,000	166,450,000
Thirteenth	Adjustable Rate Replacement Series	2002	13,234,000	0
Fourteenth	9 3/8% Replacement Series due 1997	1997	50,000,000	0
Fifteenth	Bond Credit Series Bonds	various	498,589,753	0
Sixteenth	Secured Medium-Term Notes, Series H	various	500,000,000	0
Seventeenth	5.65% Series due 2006	11/1/06	200,000,000	0
Eighteenth	6.90% Series due November 15, 2011	11/15/11	500,000,000	0
Nineteenth	7.70% Series due November 15, 2031	11/15/31	300,000,000	300,000,000
Twentieth	Collateral Bonds, First 2003 Series	12/1/14	15,000,000	0
Twenty-First	Collateral Bonds, Second 2003 Series	12/1/16	8,500,000	0
Twenty-Second	Collateral Bonds, Third 2003 Series	1/1/14	17,000,000	0
Twenty-Third	Collateral Bonds, Fourth 2003 Series	1/1/16	45,000,000	0
Twenty-Fourth	Collateral Bonds, Fifth 2003 Series	11/1/25	5,300,000	5,300,000
Twenty-Fifth	Collateral Bonds, Sixth 2003 Series	11/1/25	22,000,000	22,000,000
Twenty-Sixth	4.30% Series due 2008	9/15/08	200,000,000	0
Twenty-Seventh	5.45% Series due 2013	9/15/13	200,000,000	0
Twenty-Eighth	4.95% Series due 2014	8/15/14	200,000,000	0
Twenty-Ninth	5.90% Series due 2034	8/15/34	200,000,000	200,000,000
Thirtieth	5.25% Series due 2035	6/15/35	300,000,000	300,000,000
Thirty-First	6.10% Series due 2036	8/1/36	350,000,000	350,000,000
Thirty-Second	5.75% Series due 2037	4/1/37	600,000,000	600,000,000
Thirty-Third	6.25% Series due 2037	10/15/37	600,000,000	600,000,000
Thirty-Fourth	5.65% Series due 2018	7/15/18	500,000,000	0
Thirty-Fifth	6.35% Series due 2038	7/15/38	300,000,000	300,000,000
Thirty-Sixth	5.50% Series due 2019	1/15/19	350,000,000	0
Thirty-Seventh	6.00% Series due 2039	1/15/39	650,000,000	650,000,000
Thirty-Eighth	3.85% Series due 2021	6/15/21	400,000,000	0
Thirty-Ninth	2.95% Series due 2022	2/1/22	450,000,000	0
Fortieth	4.10% Series due 2042	2/1/42	300,000,000	300,000,000
Forty-First	2.95% Series due 2023	6/1/23	300,000,000	300,000,000
Forty-Second	3.60% Series due 2024	4/1/24	425,000,000	425,000,000
Forty-Third	3.35% Series due 2025	7/1/25	250,000,000	250,000,000
Forty-Fourth	4.125% Series due 2049	1/15/49	600,000,000	600,000,000
Forty-Fifth	3.500% Series due 2029	6/15/29	400,000,000	400,000,000
Forty-Sixth	4.150% Series due 2050	2/15/50	600,000,000	600,000,000
Forty-Seventh	2.70% Series due 2030	9/15/30	400,000,000	400,000,000
Forty-Eighth	3.30% Series due 2051	3/15/51	600,000,000	600,000,000
Forty-Ninth	2.90% Series due 2052	6/15/52	1,000,000,000	1,000,000,000

1 Amount outstanding as of December 1, 2022.

and

WHEREAS, Section 2.03 of the Mortgage provides that the form or forms, terms and conditions of and other matters not inconsistent with the provisions of the Mortgage, in connection with each series of bonds (other than the First Series) issued thereunder, shall be established in or pursuant to one or more Resolutions and/or shall be established in one or more indentures supplemental to the Mortgage, prior to the initial issuance of bonds of such series; and

WHEREAS, Section 22.04 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a Default under the Mortgage, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may (in lieu of establishment in or pursuant to a Resolution in accordance with Section 2.03 of the Mortgage) establish the forms, terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed by the Company; and

WHEREAS, the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 22.04 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it; and

WHEREAS, the execution and delivery by the Company of this Thirty-Third Supplemental Indenture, and the terms of the bonds of the Fiftieth Series herein referred to, have been duly authorized by the Board of Directors in or pursuant to appropriate Resolutions;

Now, Therefore, This Indenture Witnesseth:

That PACIFICORP, an Oregon corporation, in consideration of the premises and of good and valuable consideration to it duly paid by the Trustee at or before the delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after- acquired property, hereby mortgages, pledges and grants a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon), as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company real, personal and mixed, owned by the Company as of the date of the Mortgage and acquired by the Company after the date of the Mortgage, subject to the provisions of Section 18.03 of the Mortgage, of any kind or nature (except any herein or in the Mortgage expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated (except such of such properties as are excluded by name or nature from the Lien hereof), including the properties described in Article IV hereof, and further including (without limitation) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity and other forms of energy (whether now known or hereafter developed) by steam, water, sunlight, chemical processes and/or (without limitation) all other sources of power (whether now known or hereafter developed); all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio, television and other communications, image and data transmission systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine-driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current and other forms of energy, gas, steam, water or communications, images and data for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 18.03 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully mortgaged and pledged hereby and as fully embraced within the Lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and mortgaged hereby or thereby;

PROVIDED THAT the following are not and are not intended to be now or hereafter mortgaged or pledged hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships or other vessels, and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all crops (both growing and harvested), timber (both growing and harvested), minerals (both in place and severed), and mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice and other materials, forms of energy or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; (7) the Company’s franchise to be a corporation; (8) any interest (as lessee, owner or otherwise) in the Wyodak Facility, including, without limitation, any equipment, parts, improvements, substitutions, replacements or other property relating thereto; and (9) any property heretofore released pursuant to any provision of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver for the Trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Mortgage by reason of the occurrence of a Default;

AND PROVIDED FURTHER, that as to any property of the Company that, pursuant to the after-acquired property provisions thereof, hereafter becomes subject to the lien of a mortgage, deed of trust or similar indenture that may in accordance with the Mortgage hereafter become designated as a Class “A” Mortgage, the Lien hereof shall at all times be junior and subordinate to the lien of such Class “A” Mortgage;

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged and pledged, or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon), as Trustee, and its successors and assigns forever;

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, this Thirty-Third Supplemental Indenture being supplemental to the Mortgage;

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successor or successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Fiftieth Series of Bonds

SECTION 1.01. There shall be a series of bonds designated “5.350% Series due 2053” (herein sometimes referred to as the Fiftieth Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

(I) Bonds of the Fiftieth Series shall mature on December 1, 2053 and shall be issued as fully registered bonds in the minimum denomination of two thousand dollars and, at the option of the Company, any multiple or multiples of one thousand dollars in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof).

The Company reserves the right to establish, at any time, by or pursuant to a Resolution filed with the Trustee, a form of coupon bond, and or appurtenant coupons, for the Fiftieth Series and to provide for exchangeability of such coupon bonds with the bonds of the Fiftieth Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

Bonds of the Fiftieth Series need not be issued at the same time and such series may be reopened at any time, without notice to or the consent of any then-existing holder or holders of any bond of the Fiftieth Series, for issuances of additional bonds of the Fiftieth Series in an unlimited principal amount. Any such additional bonds will have the same interest rate, maturity and other terms as those initially issued, except for payment of interest accruing prior to the original issue date of such additional bonds and, if applicable, for the first interest payment date following such original issue date.

(II) Bonds of the Fiftieth Series shall bear interest at the rate of five and seven twentieths per centum (5.350%) per annum payable semi-annually in arrears on June 1 and December 1 of each year (each, an “Interest Payment Date”). Bonds of the Fiftieth Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.

The initial Interest Payment Date is June 1, 2023. The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on any bond of the Fiftieth Series is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.

Interest payable on any bond of the Fiftieth Series and punctually paid or duly provided for on any Interest Payment Date for such bond will be paid to the person in whose name the bond is registered at the close of business on the Record Date (as hereinafter specified) for such bond next preceding such Interest Payment Date; provided, however, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable. So long as the bonds of the Fiftieth Series remain in book-entry only form, the “Record Date” for each Interest Payment Date shall be the close of business on the Business Day before the applicable Interest Payment Date. If the bonds of the Fiftieth Series are not in book-entry only form, the Record Date for each Interest Payment Date shall be the close of business on the 15th calendar day of the month immediately preceding the month in which the applicable Interest Payment Date occurs (whether or not a Business Day).

“Business Day” means, for purposes of this Section (II), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.

Any interest on any bond of the Fiftieth Series which is payable but is not punctually paid or duly provided for, on any Interest Payment Date for such bond (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered owner on the relevant Record Date for the payment of such interest solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

(i)	The Company may elect to make payment of any Defaulted Interest on the bonds of the Fiftieth Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall, at least 30 days prior to the proposed date of payment, notify the Trustee in writing (signed by an Authorized Financial Officer of the Company) of the amount of Defaulted Interest proposed to be paid on each bond of the Fiftieth Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon, the Trustee shall fix a record date (herein referred to as a “Special Record Date”) for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the Fiftieth Series at his, her or its address as it appears in the bond register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the Fiftieth Series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (ii).

(ii)	The Company may make payment of any Defaulted Interest on the bonds of the Fiftieth Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each bond of the Fiftieth Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

(III) The principal of and interest and premium, if any, on each bond of the Fiftieth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.

(IV) Bonds of the Fiftieth Series shall not be redeemable prior to maturity at the option of any holder or holders of such bonds. Bonds of the Fiftieth Series shall be redeemable, in whole or in part, at any time and from time to time prior to maturity at the option of the Company. Prior to June 1, 2053 (six months prior to their maturity date) (the “par call date”), the redemption price (expressed as a percentage of principal amount and rounded to three decimal places) shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus the greater of (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds matured on the par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption. On or after the par call date, the redemption price shall be equal to one hundred percent (100%) of the principal amount of bonds of this series then Outstanding to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the par call date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the par call date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the par call date, as applicable. If there is no United States Treasury security maturing on the par call date but there are two or more United States Treasury securities with a maturity date equally distant from the par call date, one with a maturity date preceding the par call date and one with a maturity date following the par call date, the Company shall select the United States Treasury security with a maturity date preceding the par call date. If there are two or more United States Treasury securities maturing on the par call date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 30 days but not more than 60 days before the redemption date to each holder of bonds to be redeemed at its registered address.

In the case of a partial redemption, selection of the bonds for redemption will be made by lot. No bonds of a principal amount of $2,000 or less will be redeemed in part. If any bond is to be redeemed in part only, the notice of redemption that relates to the bond will state the portion of the principal amount of the bond to be redeemed. A new bond in a principal amount equal to the unredeemed portion of the bond will be issued in the name of the holder of the bond upon surrender for cancellation of the original bond. For so long as the bonds are held by The Depository Trust Company (or another depositary), the redemption of the bonds shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the bonds or portions thereof called for redemption.

(V) Each bond of the Fiftieth Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, and as may be determined by or in accordance with a Resolution filed with the Trustee.

(VI) At the option of the registered owner, any bonds of the Fiftieth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series and same terms of other authorized denominations.

(VII) Bonds of the Fiftieth Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Fiftieth Series, upon the surrender thereof for cancellation, together with a written instrument of transfer, if required by the Company, duly executed by the registered owner or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Fiftieth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Fiftieth Series.

(VIII) After the execution and delivery of this Thirty-Third Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Thirty-Third Supplemental Indenture, it is contemplated that there shall be issued bonds of the Fiftieth Series in an initial aggregate principal amount of One Billion One Hundred Million Dollars (U.S. $1,100,000,000).

ARTICLE II

The Company Reserves the Right to Amend Provisions

Regarding Properties Excepted from Lien of Mortgage

SECTION 2.01. The Company reserves the right, without any consent or other action by holders of bonds of the Ninth Series, or any other series of bonds subsequently created under the Mortgage (including the bonds of the Fiftieth Series), to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (10) which shall read as follows:

“(10) allowances allocated to steam-electric generating plants owned by the Company or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov. 15, 1990, 104 Stat. 2399, 42 USC 7651, et seq., as now in effect or as hereafter supplemented or amended.”

ARTICLE III

Miscellaneous Provisions

SECTION 3.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Fiftieth Series or any subsequent series shall be determined only under the laws of the State of New York.

SECTION 3.02. The terms defined in the Mortgage shall, for all purposes of this Thirty-Third Supplemental Indenture, have the meanings specified in the Mortgage. The terms defined in Article I of this Thirty-Third Supplemental Indenture shall, for purposes of such Article, have the meanings specified in Article I of this Thirty-Third Supplemental Indenture.

SECTION 3.03. The Trustee hereby accepts the trusts hereby declared, provided, created or supplemented, and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as hereby supplemented, set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XIX of the Mortgage shall apply to and form part of this Thirty-Third Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirty-Third Supplemental Indenture.

SECTION 3.04. Whenever in this Thirty-Third Supplemental Indenture either of the Company or the Trustee is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Thirty-Third Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 3.05. Nothing in this Thirty-Third Supplemental Indenture, expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy or claim under or by reason of this Thirty-Third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Third Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding under the Mortgage.

SECTION 3.06. This Thirty-Third Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

ARTICLE IV

Specific Description of Property

The properties of the Company, owned as of the date hereof, and used (or held for future development and use) in connection with the Company’s electric utility systems, or for other purposes, and not previously described under the Mortgage, are as follows:

Prineville Substation (Exchange Parcel)

Closed: 09/13/2022

Parcel No: 41631DC02801

Internal Parcel No. ORCR-0003 (adding 0.39 acres)

County and State: Crook County, Oregon

County Assessor Number: 16311

Legal Description:

LEGAL DESCRIPTION OF A TRACT OF LAND LOCATED IN THE SW1/4 SE1/4 OF SECTION 31, T.14S., R.16E., W.M., CITY OF PRINEVILLE, CROOK COUNTY, OREGON W.O. 21-5676

Legal description of a tract of land, being a portion of Parcel 2 of Partition Plat No. 2022-20, Recorded in Deeds/Part MF 2022-317911 on July 7, 2022, records of Crook County, Oregon, located in the Southwest one-quarter of the Southeast one-quarter (SW1/4 SE1/4) of Section 31, Township 14 South, Range 16 East, W.M., City of Prineville, Crook County, Oregon, more particularly described as follows: Beginning at the Southeast corner of said Parcel 2 of Partition Plat No. 2022-20, thence North 89°55’33” West along the South line of said Parcel 2 of Partition Plat No. 2022-20 a distance of 219.91 feet; thence North 48°55’42” West along the Westerly line of said Parcel 2 of Partition Plat No. 2022-20 a distance of 136.96 feet; thence North 54°00’36” West along the Westerly line of said Parcel 2 of Partition Plat No. 2022-20 a distance of 94.37 feet to the South line of Parcel 2 of Partition Plat No. 2000-15, Records of Crook County, Oregon; thence South 89°56’44” East along the South line of said Parcel 2 of Partition Plat No. 2000-15 a distance of 139.96 feet; thence South 00°04’34” West along the Southerly line of said Parcel 2 of Partition Plat No. 2000-15 a distance of 105.32 feet; thence South 89°55’38” East along the South line of said Parcel 2 of Partition Plat No. 2000-15 a distance of 259.91 feet to the East line of said Parcel 2 of Partition Plat No. 2022-20; thence South 00°18’46” West along the East line of said Parcel 2 of Partition Plat No. 2022-20 to the Point of Beginning, containing 0.39 Acres, more or less.

Skysol Solar (Pickett Substation)

Closed: 09/26/2022

Parcel No: 4011-00000-06006 P

Internal Parcel No. ORKL-0558

County and State: Klamath County, Oregon

County Assessor Number: 901316

Legal Description:

Located in Sections 25, 26, 35 and 36 of Township 40 South, Range 11 East, W.M. and being described as:

Parcel 2, Land Partition 59-21, Recorded 8/4/2022 as Instrument 2022-9520.

Basalt Substation

Internal Parcel Number: IDBI-0022:

County, State: Bingham, Idaho

Date Recorded:

Legal Description:

Parcel 5: A TRACT OF LAND BEING A PORTION OF LOT 4 OF SECTION 18, TOWNSHIP 1 SOUTH, RANGE 38 EAST OF THE BOISE MERIDIAN, COUNTY OF BINGHAM, STATE OF IDAHO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BASIS OF BEARINGS: THE SOUTHERLY LINE OF THE SOUTHWEST ONE-QUARTER OF SAID SECTION 18, BEING MONUMENTED ON THE WESTERLY END BY A 2" ALUMINUM CAP WITH ILLEGIBLE MARKINGS AND ON THE EASTERLY END BY A 1" YELLOW PLASTIC CAP STAMPED "HLE PLS 5360", BEARING N 89°59'31" E A DISTANCE OF 3230.14 FEET. (IDAHO EAST STATE PLANE)

COMMENCING AT THE SOUTHWEST CORNER OF SAID SECTION 18, THENCE NORTH 89° 59' 31" EAST ON THE SOUTH LINE OF SAID SECTION 18 A DISTANCE OF 1065.04 FEET; THENCE DEPARTING SAID SOUTH LINE, NORTH 00° 00' 29" WEST A DISTANCE OF 443.04 FEET TO THE POINT OF BEGINNING;

THENCE NORTH 57°58'09" WEST A DISTANCE OF 502.80 FEET TO THE CENTERLINE OF AN EASEMENT RECORDED IN BOOK O AT PAGE 121 BEING THE CENTERLINE OF THE AS-CONSTRUCTED PACIFICORP TRANSMISSION LINE;

THENCE NORTH 20°11'31" EAST ON SAID CENTERLINE A DISTANCE OF 224.78 FEET; THENCE SOUTH 57°58'09" EAST A DISTANCE OF 542.49 FEET;

THENCE SOUTH 30°21'29" WEST A DISTANCE OF 220.09 FEET, TO THE POINT OF BEGINNING; CONTAINING A CALCULATED AREA OF 2.640 ACRES.

Tax Parcel Number: RP0555911

UTILIZING 1 OF 4 EXISTING DIVISION RIGHTS FROM ORIGINAL PARCEL RP0555903 RECORDED AT INSTRUMENT NO. 680279.

Magna Substation (Expansion Property)

Internal Parcel # UTSL-1064

County, State: Salt Lake County, Utah

Date Recorded: July 15, 2022 Ent # 13985978, Book 11356, Page 9624

Legal Description:

PACIFICORP

SUBSTATION EXPANSION

PARCEL: 14-21-151-020

2021-10-25

THE BASIS OF BEARING FOR THIS DESCRIPTION IS SOUTH 00°43’24” WEST 2654.80 FEET MEASURED BETWEEN THE FOUND MONUMENT AT THE NORTHWEST CORNER AND CALCULATED WEST QUARTER CORNER OF SECTION 21, TOWNSHIP 1 SOUTH, RANGE 2 WEST, SALT LAKE BASE AND MERIDIAN. MEASURED IN UTM 12 NORTH, NAD83 ZONE, U.S. SURVEY FEET.

BEGINNING AT A POINT WHICH IS ON THE WESTERN PARCEL LINE OF THE GRANTORS LAND, SAID POINT BEING SOUTH 89°28’17” EAST 513.20 FEET, AND NORTH 0°31’43” EAST 424.51 FEET FROM THE MONUMENT AT THE WEST QUARTER CORNER OF SECTION 21, TOWNSHIP 1 SOUTH, RANGE 2 WEST, SALT LAKE BASE AND MERIDIAN, AND RUNNING THENCE NORTH 0°31’43” EAST 234.65 FEET; THENCE SOUTH 89°28’17” EAST 193.50 FEET; THENCE SOUTH 0°31’43” WEST 234.65 FEET; THENCE NORTH 89°28’17” WEST 193.50 FEET, TO THE WESTERN PARCEL LINE OF THE GRANTORS LAND AND THE POINT OF BEGINNING, LOCATED IN THE NORTHWEST QUARTER OF SAID SECTION.

CONTAINING 45,405.43 SQ.FT. OR 1.042 ACRES

Name: Daybreak Substation

Parcel #: UTSL-1065

County, State: Salt Lake County, Utah

Date Recorded: July 26, 2022, Ent # 13989964, Book 11359, Page 585

Legal Description:

A parcel of land located in the Southwest Quarter of Section 22, Township 3 South, Range 2 West, Salt Lake Base and Meridian and described as follows:

Beginning at a point on the Northerly Right-of-Way Line of 11800 South Street, said point being South 89°45'45" East 871.84 feet along the South Section Line of Section 22 and North 00°14'15" East 33.00 feet from the Southwest Corner of Section 22, Township 3 South, Range 2 West, Salt Lake Base and Meridian; and running thence North 00°05'50" East 405.00 feet; thence South 89°45'45" East 450.00 feet to the 40-Acre Line, said point also being on the Westerly boundary line of the Daybreak West Village Roadway Dedication Plat; thence South 00°05'50" West 405.00 feet along said 40-Acre Line and said Westerly boundary line to said Northerly Right-of-Way Line of 11800 South Street; thence North 89°45'45" West 450.00 feet along said Northerly Right-of-Way Line to the point of beginning.

Tax Id No.: 26-22-300-007

Contains 182,251 Square Feet or 4.184 Acres

Ivins substation expansion

Parcel #: UTWN-0057

County, State: Washington, Utah

Date Recorded: 11-4-2022 entry #20220049048

Legal Description:

DESCRIPTION FOR THE 40 FOOT STRIP FOR UTAH POWER & LIGHT CO

BEING A PROPERTY DESCRIPTION FOR A PROPOSED LOT LINE ADJUSTMENT, FOR A PROPERTY LOCATED WITHIN LOT 5 BLOCK 13 OF THE ST. GEORGE AND SANTA CLARA BENCH IRRIGATION COMPANY SUBDIVISION, AND THE NW 1/4, NE 1/4, NW 1/4 OF SECTION 5, TOWNSHIP 42 SOUTH, RANGE 16 WEST, SALT LAKE BASE AND MERIDIAN, WASHINGTON COUNTY, UTAH; SAID PROPERTY BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS;

BEGINNING at a point on the south boundary of said Lot 5 Block 13 of the St. George and Santa Clara Bench Irrigation Company Subdivision which is 182.30 feet N89°38'51"W from the southeast corner of said Lot 5, said point is also S69°53'57"E 2008.334 feet from the northwest corner of section 5, Township 42 South, Range 16 West, SLBM, a found ring and lid street monument, from which the north quarter of said section 5, a found ring and lid street monument, bears S89°31’42”E (BASIS OF BEARING), 2,776.39 feet for the POINT OF REFERENCE;

Thence running over and across said Lot 5, the following courses and distances:

N89°38’51”W, 40.00 feet along the south boundary of Lot 5 to a point; thence N01°13’46”E, 288.82 feet to a point; thence S89°39’33”E, 40.00 feet to a point; thence S.01°13'46"W. 288.83 feet to the POINT OF BEGINNING

Said property contains 0.27 Acres, more or less

Apple Valley substation

Parcel Number: UTWN-0087

County, State: Washington, Utah

Date Recorded: 2-25-2022 entry #20220011372

Legal Description:

A parcel of land situate in Lot 1 of Section 5, T. 43 S., R. 11 W., S.L.M., being more particularly described as follows:

Beginning at a point on a north boundary line of the Grantor’s land said point also being on the easterly right of way line of State Road 59, said point being West 1138 feet, more or less, along the section line, from the northeast corner of Section 5, T. 43 S., R. 11 W., S.L.M; and running thence EAST 356 feet, more or less, along the Grantor’s north boundary line; thence SOUTH 250 feet, more or less; thence West 250 feet, more or less; to the westerly boundary line of the Grantor’s land, said westerly boundary line also being the easterly right of way line of said State Road 59; thence N.23º00’W. 271.5 feet, more or less, along said boundary line to the point of beginning, being on said land, containing 75,727.7 sq. ft. or 1.74 acres, more or less.

Rock Springs Service Center

Parcel Number: WYSW-0053

County, State: Sweetwater, Wyoming

Date Recorded: 11-3-2022 entry #1693557, BK 1247, Pg 3245

Legal Description:

Lot Numbered Four (4) of the final Plat for the Re-subdivision of Victory Subdivision to the City of Rock Springs, Sweetwater County, Wyoming.

Assessor PIN# 04-1905-15-2-02-013.00

IN WITNESS WHEREOF, PACIFICORP has caused this instrument to be signed by an Authorized Executive Officer of the Company, and The Bank of New York Mellon Trust Company, N.A. has caused this instrument to be signed by one of its Vice Presidents, all as of the day and year first above written.

PACIFICORP

By
/s/ Ryan Weems
Ryan Weems
Vice President and Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee

By
/s/ Michele R. Shrum
Michele R. Shrum
Vice President

[Signature Page to Thirty-Third Supplemental Indenture]

STATE OF OREGON	)
)
COUNTY OF
MULTNOMAH	) SS.:

On this 28th day of November, 2022, before me, Brandi Sue Cuff, a Notary Public in and for the State of Oregon, personally appeared Ryan Weems, known to me to be Vice President and Assistant Treasurer, of PACIFICORP, an Oregon corporation, who being duly sworn acknowledged this instrument to be the free, voluntary, and in all respects duly and properly authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL]	/s/ Brandi Sue Cuff
Notary Public, State of Oregon

[Signature Page to Thirty-Third Supplemental Indenture]

STATE OF FLORIDA

COUNTY OF DUVAL

The foregoing instrument was acknowledged before me this 29th day of November, 2022, by Michele R. Shrum, as a Vice President for The Bank of New York Mellon Trust Company, N.A.

/s/ Nathan Turner
(Signature of Notary Public – State of Florida) Nathan Turner Notary Public, State of Florida

(Print, Type, or Stamp Commissioned Name of Notary Public)

Personally Known ☒ OR Produced Identification ☐

Type of Identification Produced:

[Signature Page to Thirty-Third Supplemental Indenture]